EXHIBIT 10.28
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                          SECURITIES PURCHASE AGREEMENT



          This Securities Purchase Agreement (this "Agreement") is made as of this 20th day of December, 2001, by and between Naturade, Inc., a Delaware
corporation  (the  "Company"),   Westgate  Equity  Partners,   L.P.,  a  limited
partnership organized under the laws of Delaware (the "Purchaser"), and, as to Recital C and Sections 2, 5, 6.2, 7.2 and 8 by Health Holdings & Botanicals, LLC, a limited liability company formed under the laws of California ("HHB"), with respect to the following facts:

          A. The Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, 13,540,723 shares of the Series B Convertible Preferred Stock of the Company on the terms and conditions of the Certificate of Designation of Series B Convertible Preferred Stock attached hereto as Exhibit A (the "Shares") for U.S. $2,000,000, which shares would, on a converted basis, constitute not less than 23% of the outstanding common stock of the Company (the "Common Stock"), on a fully converted, fully diluted basis determined after giving effect to (i) the issuance of 35,989,855 shares of Common Stock to HHB as provided herein; (ii) the tendering to the Company by HHB of its existing shares of Series A Preferred Stock for cancellation without conversion or exchange therefor; and (iii) the exercise of outstanding options to purchase 981,250 shares of Common Stock; but determined before giving effect to exercise of the warrants held by HHB for the purchase of 600,000 shares of Common Stock or the exercise of the warrants to purchase Series B Preferred Stock to be purchased by the Purchaser hereunder.

          B. The Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, for U.S. $500,000, warrants to purchase 33,641,548 shares of Series B Convertible Preferred Stock, at an aggregate exercise price of $3,500,000, having the terms and conditions set forth in the Series B Convertible Preferred Stock Warrant Certificate attached hereto as Exhibit B (the "Warrants"), which shares would constitute not less than 28% of the outstanding Common Stock on a fully converted, fully diluted basis, determined in the same manner as set forth in paragraph A, but also giving effect to the exercise of the Warrants and conversion of the shares of Series B Preferred Stock issued on such exercise.

          C. HHB, as a principal stockholder of the Company, desires the Purchaser to purchase the Shares and the Warrants. Accordingly, in consideration for the issuance to HHB by the Company of 35,989,855 shares of Common Stock, HHB will cancel all of its indebtedness of the Company to HHB, including accrued interest, comprising $5,315,702 as of December 7, 2001, and tender all of its shares of Series A Preferred to the Company for cancellation without conversion or exchange therefor.







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          Now,  therefore,  in  consideration  of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. PURCHASE AND SALE OF SECURITIES

          1.1 Sale and Issuance of Securities. Subject to the terms and conditions of this Agreement, the Purchaser shall purchase the Shares and the Warrants (collectively, the "Securities") from the Company, and the Company shall sell and issue the Securities to the Purchaser, for an aggregate purchase price of U.S. $2,500,000 (the "Purchase Price") ($2,000,000 of the Purchase Price shall be allocated by the parties hereto to the purchase of the Shares and $500,000 of the Purchase Price shall be allocated by the parties hereto to the purchase of the Warrants).

          1.2 Closing. The purchase and sale of the Securities shall take place at 10:00 a.m. (California time) on the earlier of December 31, 2001 and the date on which all of the conditions to closing set forth in Section 6 have been satisfied or waived (the "Closing Date"), or at such other time as the parties shall mutually agree, at the principal executive offices of the Company, 14370 Myford Road, Suite 100, Irvine, California 92606. On the Closing Date, the Company will deliver to the Purchaser certificates evidencing the Securities, against receipt of the Purchase Price payable in cash or by wire transfer of immediately available funds to an account designated by the Company.

     2. CONVERSION OF DEBT

          2.1 Conversion of Debt. On the Closing Date, HHB will cancel all of the indebtedness of the Company to HHB then outstanding, including all accrued interest thereon through the Closing Date, in consideration for the issuance by the Company to HHB of 35,989,855 shares of Common Stock.

          2.2 Cancellation of Preferred Stock. Prior to the Closing Date, HHB shall, in consideration for the issuance of the same 35,889,855 shares of Common Stock, tender the certificate(s) for its Series A Convertible Preferred Stock to the Company. Immediately prior to the Closing on the Closing Date, the Company shall file a Certificate of Cancellation, or other appropriate document, with the Secretary of State of the State of Delaware as required to cancel and extinguish all of the shares of preferred stock theretofore designated as the Company's Series A Convertible Preferred Stock and return such shares to the status of authorized but unissued shares of preferred stock.

          2.3 Amendment to Finance Agreement. HHB and the Company shall at closing deliver an amendment to that certain Finance Agreement between the Company and HHB dated March 17, 1999 and amended June 1, 1999 (the "Finance Agreement"), to provide that the Warrants issued thereunder are exercisable for Nonvoting Common Stock.








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     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Purchaser and HHB as follows:

          3.1 Organization and Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the business and operations of the Company. True, correct and complete copies of the Company's Certificate of Incorporation and Bylaws in effect as of the date hereof (including all amendments through the date hereof) are attached hereto as
Schedule 3.1. The Company does not have any subsidiaries, nor does it directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

          3.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. Immediately prior to the Closing Date, the authorized capital stock of the Company shall consist only of 100,000,000 shares of Common Stock, 2,000,000 shares of Non-Voting Common Stock and 50,000,0000 shares of Preferred Stock, 48,000,000 of which shall be designated Series B Convertible
Preferred Stock. Immediately following the purchase and sale of the Shares contemplated hereby and the issuance of the shares of Common Stock to HHB as provided in Section 2 hereof, all issued and outstanding shares of the Company's capital stock will be duly authorized, validly issued, fully paid and nonassessable and, except for the Shares as provided in the Certificate of Designation, no capital stock will be entitled to preemptive rights. Immediately prior to the purchase and sale of the Shares contemplated hereby and the issuance of shares of Common Stock to HHB as provided in Section 2 hereof, there were issued and outstanding 7,823,639 shares of Common Stock and 1,250,024 shares of Series A Convertible Preferred Stock. Immediately after the purchase and sale of the Shares contemplated hereby and the issuance of shares of Common Stock to HHB as provided in Section 2 hereof, the filing of a Certificate of Amendment to Certificate of Incorporation in the form attached hereto as Exhibit D (the "Certificate of Amendment"), the amendment to the Finance Agreement and the cancellation of the Series A Convertible Preferred Stock as provided herein, there will be issued and outstanding 43,813,494 shares of Common Stock, no shares of Series A Convertible Preferred Stock, and 13,540,723 shares of Series B Convertible Preferred Stock (which shall be convertible into 13,540,723 shares










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of Common Stock,  subject to possible  adjustment as provided in the Certificate of Designation) and Warrants to purchase 33,641,548 shares of Series B Convertible Preferred Stock and 600,000 shares of Nonvoting Common Stock. Other than stock options representing in the aggregate the right to purchase no more than 981,250 shares of Common Stock and warrants to purchase 600,000 shares of Common Stock, as set forth in Schedule 3.2, and except for this Agreement, there are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, calls, commitments, undertakings, or other agreements or arrangements of any kind (whether written or oral) either directly or indirectly for the issuance by, or purchase or acquisition from, the Company of any shares of its capital stock, or obligating the Company to issue, grant, extend or enter into any such rights of first refusal or other rights, options,
warrants,   conversion  rights,  calls,  commitments,   undertakings,  or  other
agreements or arrangements of any kind (whether written or oral). No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote are issued or outstanding. As of the date of this Agreement, there are no outstanding obligations of the Company (except for this Agreement) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Upon exercise of the Warrants, and assuming that the Purchaser does not dispose of any Shares and assuming that no additional voting securities are issued after the Closing Date, the Purchaser will own a majority of the issued and outstanding voting securities of the Company.

          3.3 Authorization; Consents. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate and other action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other agreements and documents contemplated herein, and the performance of all the Company's obligations hereunder and thereunder, has been taken, except for delivery of notice to Stockholders of the consent of a majority of Stockholders to the Certificate of Amendment, which shall be promptly made after the date hereof. This Agreement has been duly executed and delivered, and the other agreements and documents contemplated herein shall at Closing have been duly executed and delivered, by the Company and, when executed and delivered by the Purchaser and HHB, shall constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies. No consent, approval, order or authorization of, or registration, declaration or filing with, any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity") or other third party is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated hereby, except







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those that have been received and except for notices required or permitted to be filed with certain state and federal securities commissions after the purchase of the Securities and the filing of the Certificate of Designation and Certificate of Amendment with the state of Delaware. The Board of Directors of the Company, by resolutions duly adopted by vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way has duly approved this Agreement and the transactions contemplated hereby, including the issuance of the Shares and the Warrants to the Purchaser, for the purposes of Section 203 of the DGCL. No state takeover statute or other similar statute is or will be applicable to the transactions contemplated hereby, including the issuance of the Shares and the Warrants to the Purchaser. No vote, consent or other action of the stockholders of the Company is required by law, the Company's certificate of incorporation or by-laws or otherwise in order for the Company to consummate the transactions contemplated hereby, including the issuance of the Shares and the Warrants to the Purchaser.

          3.4 Reservation of Shares. The Company has reserved out of its authorized Common Stock sufficient shares for the conversion of the Shares and exercise of the Warrants.

          3.5 Validity of Securities. The purchase and sale of the Shares contemplated hereby is not subject to any preemptive rights or rights of first refusal and, when issued, sold and delivered in compliance with the provisions of this Agreement, the Shares, and the shares of Common Stock issuable on conversion thereof, will be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that the Shares may be subject to restrictions on transfer under state or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The shares of Series B Convertible Preferred Stock issuable on exercise of the Warrants (the "Warrant Shares"), and the shares of Common Stock issuable on conversion of the Warrant Shares, will, when the Warrants are duly exercised in accordance with their terms and the exercise price is fully paid and the shares of Common Stock issuable on conversion of the Warrant Shares are issued, as the case may be, be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that the Warrant Shares and the shares of Common Stock issuable on conversion of the Warrant Shares may be subject to restrictions on transfer under state or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.6 Compliance with Other Instruments. Except as provided in Schedule 3.6, the execution, delivery, and performance of and compliance with this Agreement by the Company will not result in any violation of any term of the Certificate of Incorporation or Bylaws of the Company, as each is then in effect, or any material mortgage, indenture, contract, agreement, franchise, license, note, mortgage, lease, benefit plan, or other instrument or any









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judgment,  decree, order,  statute, law, ordinance,  rule or regulation to which the Company is a party or subject, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company.

          3.7 Accuracy of SEC Reports. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission since January 1, 1999 (collectively, including all exhibits thereto, the "Company SEC Reports"). The Company has provided to the Purchaser true and complete copies of all Company SEC Reports. Each Company SEC Report, as of its date, (i) conformed in all material respects to the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the applicable rules and regulations promulgated thereunder (the "Rules"), (ii) contained all material information required to be included therein by the Securities Act and the Exchange Act and the Rules and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the financial position and results of operations and cash flows of the Company as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring adjustments that were not or are not expected to be material in amount and to the lack of footnote disclosure.

          3.8 Title to Assets. With the exception of those of its properties that are under lease, and except as set forth on Schedule 3.8 attached hereto, the Company has good and marketable title to, and is the owner, free and clear, of all of its material properties and assets and there are no liens or other security interests outstanding against any of these properties and assets. The term "properties" as used herein shall include all tangible property used by the Company in the conduct of its business. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and there exists no default or other occurrence or condition which could result in a default or termination hereof.

          3.9 Intellectual Property.

              3.9.1 Schedule 3.9 contains a complete and accurate list of all trademarks, trademark applications, service marks, service mark applications, trade dress, trade names, patents, patent applications, copyrights and World Wide Web sites necessary to the conduct of its business as conducted and as proposed to be conducted. Each of the foregoing, together with all manufacturing processes, formulae, trade secrets, customer lists and know-how necessary to the





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conduct of the  Company's  business as conducted and as proposed to be conducted is referred to herein collectively as the "Intellectual Property."

              3.9.2 The Company owns all right, title and interest in and to all of the Intellectual Property, free and clear of all liens or other security interests or encumbrances.

              3.9.3 There have been no claims made against the Company asserting the invalidity or misuse of, or unenforceability of rights to, any of its Intellectual Property, and the Company knows of no valid grounds for any such claims.

              3.9.4 The Company has not received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement of or misappropriation by, or conflict with, any third party with respect to its Intellectual Property (including, without limitation, any demand or request that the Company or any affiliate of the Company license any rights from a third party).

              3.9.5 To the knowledge of the Company, the conduct of the Company has not infringed, misappropriated or conflicted with, and does not infringe, misappropriate or conflict with, any Intellectual Property of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property of other Persons. The term "Person," as used herein, means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

              3.9.6 The transactions contemplated by this Agreement shall have no material adverse effect on the Company's right, title and interest in and to the Intellectual Property.

          3.10 Litigation; Compliance With Laws.

              3.10.1 Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company.

              3.10.2  The  Company  holds  all  permits,  licenses,   variances,
exemptions, orders and approvals of the United States Food and Drug Administration (the "FDA"), the United States Consumer Product Safety Commission (the "CPSC"), the United States Department of Agriculture (the "USDA"), the United States Environmental Protection Agency (the "EPA") and the United States









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Federal Trade  Commission  (the "FTC") and, to the extent they are material,  of all other Governmental Entities, necessary for the operation of the businesses of the Company (the "Company Permits"). The Company is in compliance with the terms of the Company Permits. The Company's business is not being conducted in violation of, and the Company has not received any notices of violations with respect to, any law or ordinance, or any regulation of the FDA, CPSC, USDA, EPA or FTC, or, to the extent material, of any regulation of any other Governmental Entity. The Company is not aware of any facts that would indicate that the FDA has or shall prohibit the marketing, sale, license or use in the United States of any product developed, produced or marketed by the Company (a "Product") or proposed to be developed, produced or marketed by the Company, and the Company knows of no product or process which the FDA has prohibited from being marketed or used in the United States which in function and composition is substantially similar to any Product.

          3.11 Assets Necessary to Conduct Business. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Company financial statements included in the Company SEC Reports or acquired thereafter, free and clear of all liens, security interests or other encumbrances (except as set forth in Schedule 3.8), except for properties and assets disposed of in the ordinary course of business since the date of the latest balance sheet included in the Company SEC Reports, and for minor matters that, in the aggregate, do not impair any material asset or materially impair business operations. The assets of the Company constitute all of the assets used or employed by the Company, directly or indirectly, in its business as currently conducted and as proposed to be conducted and there are no other material assets, whether real or personal, tangible or intangible, which are necessary in order to permit or otherwise enable the Company to engage in such business.

          3.12 Affiliated Transactions. Except as set forth in the Company SEC Reports, no officer, director, employee, stockholder or affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.

          3.13 Tax Matters. The Company has timely filed with the appropriate governmental agencies all federal, state and local Tax (as defined below in this Section 3.13) returns, reports, declarations, estimates, information returns, statements and reports (collectively, "Tax Returns") required to be filed by it. All such Tax Returns were, when filed, proper and accurate in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not (i) delinquent in the payment of any Taxes,
(ii) subject to any agreement  extending the period for assessment or collection











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of any Tax, or (iii) a party to any action or proceeding with, nor has any claim been asserted or threatened against it by, any governmental authority for assessment or collection of Taxes. Except as set forth in Schedule 3.13, the income tax returns of the Company have not been audited by the Internal Revenue Service The term "Taxes," as used in this Agreement, means any federal, state, local, or foreign income, gross receipts, payroll, employment, franchise, profits, withholding, social security (or similar), unemployment, disability,
real  property,   personal  property,   sales,  use,   transfer,   registration,
alternative or add-on minimum or estimated tax and, to the extent material, any license, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, value added or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or undisputed.

          3.14 Absence of Changes. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2000, there has not been any adverse change in the business, prospects (as disclosed by the Company to the Purchaser or as described in the Company's business plan or publicly disclosed in filings or press releases), financial condition or results of operations of the Company that is material to the Company taken as a whole.

          3.15 Properties and Material Contracts and Agreements. The Company is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business, (ii) that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Reports, (iii) that materially restricts the conduct of any line of business of the Company or that upon the consummation of the transactions described in this Agreement will materially restrict the conduct of any line of business of the Company, or (iv) with any labor union or guild (including any collective bargaining agreement). The only contracts or agreements material to the conduct of the Company's business, financial condition or results of operation are (i) the Credit and Security Agreement between the Company and Wells Fargo Business Credit, Inc. dated as of January 27, 2000, as amended as of November 16, 2000, January 3, 2001, May 14, 2001 and December 20, 2001; (ii) the Industrial Lease (Multi-Tenant; Net) between the Irvine Company and the Company dated as of December 23, 1998; and (iii) the Amended and Restated Employment Agreement between the Company and Bill D. Stewart dated as of December 26, 2001 (the "Lease").

          3.16 Insurance. The Company has provided or made available to the Purchaser true, correct and complete copies of all policies of insurance to which the Company is a party or is a beneficiary or named insured. The Company maintains insurance coverage with reputable insurers in such amounts and









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


covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

          3.17 Customers and Vendors. Schedule 3.17 includes correct and complete lists of the ten (10) largest (by dollar volume) customers and vendors of the Company during each of the eight most recently completed calendar quarters. There are no outstanding disputes with any customer or vendor listed thereon and no customer or vendor listed thereon has refused to continue to do business with the Company or has stated its intention not to continue to do business with the Company. Since December 31, 2000, there has not been any material shortage or unavailability of the raw materials necessary to manufacture the products sold by the Company, and there is no current shortage or unavailability which leads it to believe that any such shortages will occur. While the volume of orders by individual customers generally fluctuates from quarter to quarter, and year to year, to the knowledge of the Company none of the customers or vendors listed in Schedule 3.17 plan to or shall significantly decrease the volume of their respective transactions with the Company from that conducted during the most recently completed four calendar quarters.

          3.18 Environmental Compliance; Hazardous Materials. The Company has complied in all material respects with, and has not been cited for any violation of, federal, state and/or local environmental protection laws and regulations, and no material capital expenditures will be required for compliance with any federal, state or local laws or regulations now in force relating to the protection of the environment. As used in this paragraph, "hazardous material" means any hazardous or toxic substance, material or waste that is regulated by any federal authority or by any state or local authority where the substance, material or waste is located. There are no underground storage tanks located on any of the real property ever occupied or owned by the Company in which the Company stores or stored any hazardous material, and the Company has not spilled, disposed, discharged or released any hazardous material into, upon, or over any real property or into ground or surface water on any real property.

          3.19 Product Liabilities and Warranties. All products manufactured by the Company, and, to the best of its knowledge after reasonable inquiry, all products sold or delivered by the Company, have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability (and, to the Company's knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for damages in connection therewith in excess of any warranty reserve specifically established with respect thereto and included on the face of the latest balance sheet (rather than the notes thereto) included in the Company SEC Reports that are not covered by insurance. No products manufactured, sold or delivered by the Company are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such sale (including as a result of any course of conduct between the Company and any Person or as a result of any statements in any of the Company's product or promotional literature). Schedule 3.19 includes copies of such standard terms and conditions of sale for the Company (containing applicable guaranty, warranty and indemnity provisions). The Company has not been notified of any claims for (and the Company has no knowledge of any threatened claims for) any extraordinary product returns, warranty obligations, product liability or product services relating to any of its products or services. Since January 1, 2000 there have been no product recalls, withdrawals or seizures with respect to any products manufactured, sold or delivered by the Company.

          3.20 Business Plan. The Business Plan provided by the Company to the Purchaser is the current business and operating plan of the Company.

          3.21 No Undisclosed Liabilities. The Company does not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against the Company giving rise to any such liability), except as may be disclosed in the Company SEC Reports filed prior to the date of this Agreement.

          3.22 No Additional Antidilution Rights. Neither the execution and delivery of this Agreement, the Warrants or any other document or agreement contemplated hereby or thereby, the sale and issuance of the Shares or the Warrants, the issuance of the shares of Series B Convertible Preferred Stock issuable upon exercise of the Warrants, the issuance of the Common Stock issuable upon conversion of the Shares, the issuance of the Common Stock issuable upon conversion of the shares of Series B Convertible Preferred Stock issuable upon exercise of the Warrants, nor the performance by the Company of its obligations under the terms of this Agreement, the Warrants or any other document or agreement contemplated hereby or thereby, will trigger or otherwise activate any "anti-dilution" protections (however described and whether oral or written) in any stock options, warrants or other rights, undertakings or arrangements involving the Company or otherwise increase, directly or indirectly, the number or amount or type of securities of the Company that may be purchased or acquired by a Person or reduce the purchase price of any such securities, except such protections as shall be terminated on or before the Closing of this Agreement.

          3.23 Brokers and Finders. Other than the fee payable by the Company to Health Business Partners, as specified in a letter agreement dated December 17, 2001, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company. A copy of the Engagement Letter of Health Business Partners has been provided to the Purchaser.

          3.24 Filing Status. The Company does not have and has never had a class of equity security required to be registered under Section 12 of the Exchange Act. Holders of the Common Stock and other equity securities of the Company do not have an obligation under either Section 13(d) or Section 16(a) of the Exchange Act to report holdings of or transactions in the Common Stock and other equity securities of the Company, nor does the Company have a right under
Section 16(b) of the Exchange Act to recover "short swing profits" from stockholders.

          3.25 No Default Under Credit Agreement. No Default or Event of Default (as those terms are defined therein) exists under that certain Credit and Security Agreement dated January 27, 2000 by and between the Company and Wells Fargo Business Credit, Inc., as amended from time to time (the "Credit Agreement"), and no event has occurred which with the giving of notice or lapse of time or both would be a Default of Event of Default under the Credit Agreement, except as may have been specifically and irrevocably waived in writing by Wells Fargo Business Credit, Inc. prior to the date hereof.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Company and HHB as follows:

          4.1 Legal Power. The Purchaser has all requisite corporate power and authority to enter into this Agreement, to purchase the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement.

          4.2 Due Execution. All actions on the part of the Purchaser and its officers, managers and partners necessary for the authorization, execution and delivery of this Agreement and the other agreements and documents contemplated herein, and the performance of all the Purchaser's obligations hereunder and thereunder, have been taken. This Agreement and the other agreements and documents contemplated have been duly executed and delivered by the Purchaser, and when executed and delivered by the Company and HHB, shall constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          4.3 No Conflicts or Consents Required. The execution, delivery and performance of and compliance with this Agreement by the Purchaser will not result in any violation of any term of any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree or order to which the Purchaser is a party or subject, or be in conflict with or constitute a default under any such term. All consents, approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, or filings with, any Governmental Entity or other third party, required on the part of the Purchaser in connection with the valid execution and delivery of this Agreement, the purchase of the Securities, or the consummation of any other transaction contemplated hereby have been obtained, except for notices that may be required to be filed with certain state or federal securities commissions after the purchase of the Securities.

          4.4 Investment Representations.

              (a) The Purchaser is acquiring the Securities for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

              (b) The Purchaser understands that (i) the Securities and securities that may be issued on conversion or exercise of the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing the Securities, or securities that may be issued on the conversion or exercise of the Securities, will be endorsed with the following or a similar legend:

              "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT."

     and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Securities (or securities issuable on conversion or exercise of the Securities) unless the conditions specified in the foregoing legend are satisfied.

              (c) The Purchaser is an investor in securities of companies in various stages of development and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

              (d) The Purchaser has reviewed this Agreement, the Company SEC Reports (including all exhibits thereto), the Certificate of Incorporation and Bylaws of the Company, the Certificate of Designation, the Certificate of Amendment, the Registration Rights Agreement and the Warrant carefully, has conducted such investigation of the Company as it has deemed appropriate, and has had the questions it has asked of the Company answered to its satisfaction.

              (e) The Purchaser has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

              (f) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, as presently in effect, by virtue of being a partnership, not formed for the specific purpose of acquiring the Securities offered hereunder, with total assets in excess of $5,000,000.

              (g) The Purchaser's principal address is as set forth on the signature page hereof, and it does not reside in any state of the United States other than the state specified in such address, if at all.

          4.5 Brokers and Finders. Other than Richard Enlow Partners, whose fee is payable by the Purchaser and has been disclosed to the Company, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers' or finders' fee or any similar commission or fee in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Purchaser.

     5. REPRESENTATIONS AND WARRANTIES OF HHB

          HHB hereby represents and warrants to the Company and the Purchaser as follows:

          5.1 Legal Power. HHB has the requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

          5.2 Due Execution. All corporate action on the part of HHB and its officers and members necessary for the authorization, execution and delivery of this Agreement and the other agreements and documents contemplated herein, and the performance of all HHB's obligations hereunder and thereunder, has been taken. This Agreement has been duly executed and delivered, and the other agreements and documents contemplated herein to which HHB is a party shall at Closing have been duly executed and delivered, by HHB, and when executed and delivered by the Company and the Purchaser, shall constitute valid and legally binding obligations of HHB, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          5.3 No Conflicts or Consents Required. The execution, delivery and performance of and compliance with this Agreement by HHB will not result in any violation of any term of any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree or order to which HHB is a party or subject, or be in conflict with or constitute a default under any such term. All consents, approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, or filings with, any Governmental Entity or other third party, required on the part of HHB in connection with the valid execution and delivery of this Agreement, or the consummation of any other transaction contemplated hereby have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions upon issuance of the shares of Common Stock to HHB in consideration of HHB's release of indebtedness.

          5.4 Indebtedness of the Company. As of December 7, 2001, the amount of the Company's debt to HHB, including all accrued interest thereon, was U.S. $5,315,702.

          5.5 Rights to Acquire Additional Capital Stock. As of the date hereof, HHB and its Affiliates and Associates (as defined in this paragraph) beneficially own 5,064,412 shares of Common Stock, 1,250,024 shares of Series A Convertible Preferred Stock, 600,000 shares of Common Stock purchasable on exercise of common stock warrants related to the Finance Agreement, and Common Stock purchasable on conversion of the indebtedness of the Company to HHB in the amount of $5,315,702 (as of December 7, 2001), and other than such shares and rights neither HHB nor its Affiliates or Associates has any outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, calls, commitments, undertakings, or other agreements or arrangements of any kind (whether written or oral) either directly or indirectly for the issuance by, or purchase or acquisition from, the Company of any shares of its capital stock or debt securities convertible into shares of its capital stock, or obligating the Company to issue, grant, extend or enter into any such rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, calls, commitments, undertakings, or other agreements or arrangements of any kind (whether written or oral). After giving effect to the transactions contemplated by this Agreement, HHB and its Affiliates and
Associates will beneficially own 41,654,267 shares of Common Stock (on an as-converted, as-exercised basis after taking into account securities convertible into or exchangeable for Common Stock). For purposes of this Agreement, the terms "Affiliate" and "Associate" shall have the meanings ascribed to them is under the Rule 405 promulgated under the Securities Act.

          5.6 Additional Consideration. The only payment, fee or other consideration received or to be received by HHB or its affiliates or associates as an inducement to or otherwise in connection with its execution and performance of this Agreement and the transactions contemplated hereby is its receipt of 35,989,855 shares of Common Stock as described herein.

     6. CONDITIONS TO CLOSING

          6.1 Conditions to Obligations of Purchaser. The obligation of the Purchaser to purchase the Securities is subject to the satisfaction of the following conditions unless waived by the Purchaser:

              6.1.1 The Certificate of Designation of Series B Convertible Preferred Stock, in the form attached hereto as Exhibit A, shall have been duly adopted, executed and filed with the Secretary of State of the State of Delaware, and evidence of such filing shall have been delivered to the Purchaser. The Certificate of Designation shall be in full force and effect as of the Closing Date and shall not have been amended or modified.

              6.1.2 Certificates evidencing the Securities shall have been made available for inspection by the Purchaser and for delivery by the Company to the Purchaser against payment therefor.

              6.1.3 A Warrant Certificate in the form of Exhibit B shall have been executed by the Company and made available for inspection by the Purchaser and for delivery by the Company to the Purchaser against payment therefor.

              6.1.4 The Registration Rights Agreement in the form of Exhibit C shall have been executed by the Company and HHB, and delivered to the Purchaser and shall be in full force and effect as of the Closing Date.

              6.1.5 The Certificate of Amendment to Certificate of Incorporation in the form attached hereto as Exhibit D, creating a class of non-voting common stock (the "Non-Voting Common Stock"), and providing specific provisions for removal of directors of the Company, shall have been duly adopted, executed and filed with the Secretary of State of the State of Delaware, and evidence of such filing shall have been delivered to the Purchaser. The Certificate of Amendment shall be in full force and effect as of the Closing Date and shall not have been amended or modified.

              6.1.6 HHB shall have delivered to the Company, for cancellation in accordance with this Agreement, its certificates for Series A Preferred Stock and its original notes evidencing the indebtedness of the Company to HHB.

              6.1.7 The representations and warranties of the Company contained in this Agreement that are limited by materiality shall be true and correct, and the representations and warranties made without such limitation shall be true and correct in all material respects, in each case with the same force and effect as though made on the Closing Date; from the date hereof to the Closing Date there shall have been no adverse change in the business, prospects (as disclosed by the Company to the Purchaser or as described in the Company's business plan or publicly disclosed in filings or press releases), financial condition or results of operations of the Company that is material to the Company taken as a whole; the Company shall have performed in all material respects all of the covenants and agreements set forth herein required to be performed by it prior to the Closing; and a certificate to such effect executed by an executive officer of the Company shall have been delivered to the Purchaser on the Closing Date.

              6.1.8 No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding by any regulatory authority or other Person seeking an Injunction be pending nor shall any necessary regulatory approval or consent required by law for consummation of the transactions contemplated hereby not have been obtained. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes the consummation of such transactions illegal.

              6.1.9 Two persons to be identified in writing by the Purchaser shall have been elected as directors of the Company, effective immediately upon consummation of the Closing.

              6.1.10 The Company shall have made all filings under all applicable federal and state securities and corporations laws necessary to be made prior to the consummation and issuance of the Shares and the Warrants pursuant to this Agreement in compliance with such laws.

              6.1.11 The Company shall have entered into an amended and restated employment agreement with Bill D. Stewart in the form of Exhibit I.

              6.1.12 The Management Services Agreement in the form of Exhibit E shall have been executed by the Company and delivered to the Purchaser and shall be in full force and effect as of the Closing Date.

              6.1.13 The Company shall have delivered to the Purchaser (1) certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrants, the Management Services Agreement and each of the other agreements contemplated hereby, the filing of the Certificate of Designation, the issuance and sale of the Shares, the filing of the Certificate of Amendment, the issuance of the Warrants, the reservation for issuance upon conversion of the Shares and the exercise of the Warrants an aggregate of 47,182,271 shares of Common Stock and the consummation of all other transactions contemplated by this Agreement, (2) certified copies of the Certificate of Incorporation, the Certificate of Designation, the Certificate of Amendment to the Certificate of Incorporation, and the Company's bylaws, each as in effect at the Closing, and (3) copies of any third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder.

              6.1.14 The Company's lenders shall have waived in writing all events of default under all existing loan documents between the Company and such lenders and the Company, provided that effectiveness of such waivers may be contingent on the closing of the transactions contemplated by this Agreement. The Company's lenders shall have entered into a modified lending agreement in the form attached hereto as Exhibit F.

              6.1.15 The Company shall have delivered to the Purchaser a legal opinion of counsel for the Company substantially in the form of Exhibit E attached hereto.

              6.1.16 The transfer agent for the Company shall have provided a certificate stating the issued and outstanding shares of Common Stock as of December 14, 2001.

              6.1.17 HHB and the Company shall have executed and delivered an Amendment to the Financing Agreement between the Company and HHB dated March 17, 1999, as amended June 1, 1999, in the form of Exhibit J hereto, providing that the warrants exercisable in connection therewith shall be exercisable for an aggregate of 600,000 shares of Nonvoting Common Stock.

              6.1.18 The Voting Agreement in the form of Exhibit H hereto shall have been executed and delivered to Westgate by HHB.

          6.2 Conditions to Obligations of HHB. The obligations of HHB to cancel the indebtedness of the Company in consideration for shares of the Common Stock pursuant to Section 2.1, and to tender its shares of Series A Convertible Preferred Stock of the Company under Section 2.2, is subject to the satisfaction or waiver of the following conditions.

              6.2.1 The Purchaser shall have delivered to the Company the Purchase Price.

              6.2.2 A Certificate of Amendment to the Company's Certificate of Incorporation in the form of Exhibit D shall have been filed with Secretary of State of the State of Delaware.

              6.2.3 The Voting Agreement in the form of Exhibit H hereto shall have been executed and delivered to HHB by Westgate.

          6.3 Conditions to Obligations of Company. The obligations of the Company to issue and sell the Securities to the Purchaser and to issue Common Stock to HHB in consideration of HHB's cancellation of indebtedness pursuant to
Section 2.1 are subject to the satisfaction or waiver of the following conditions:

              6.3.1 The delivery by the Purchaser to the Company of the Purchase Price.

              6.3.2 The Certificate of Designation and Certificate of Amendment shall have been accepted for filing by the Secretary of State of the State of Delaware.

              6.3.3 HHB shall have delivered to the Company its certificate for the Series A Preferred Stock (or a lost certificate agreement and indemnity in a form acceptable to the Company) and its original notes evidencing the indebtedness of the Company to HHB.

              6.3.4 The representations and warranties of the Purchase and HHB contained in this Agreement shall be true and correct in all material respects with the same force and effect as though made on the Closing Date.

              6.3.5 No Injunction preventing the consummation of the transactions contemplated hereby shall be in effect, nor shall any proceeding by any regulatory authority or other Person seeking an Injunction be pending nor shall any necessary regulatory approval or consent required by law for consummation of the transactions contemplated hereby not have been obtained. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes the consummation of such transactions illegal.

     7. COVENANTS

          7.1 Covenants of the Company.

              7.1.1 The Company agrees to take any action necessary prior to the Closing Date to amend its bylaws to increase the size of its Board of Directors to provide no more than seven directors.

              7.1.2 On the Closing Date, upon consummation of the other transactions contemplated by this Agreement, the Company shall reimburse the Purchaser for its out-of-pocket expenses (including legal fees and expenses) incurred in connection with the transactions contemplated by this Agreement, including, without limitation, any due diligence review and preparation of documentation of the transactions contemplated hereby; provided that the Company shall not be obligated to reimburse more than $50,000 of such expenses. In the event any action is necessary to enforce the rights of any of the parties hereto, the prevailing party in any such action shall be entitled to reasonable attorneys fees in addition to costs.

              7.1.3 From and after the Closing Date, the Company shall not, without the prior written consent of the Purchaser (so long as the Purchaser and its Affiliates and Associates hold, in the aggregate, 50% or more of the Shares and/or Common Stock issued upon conversion of the Shares), issue any stock options, restricted stock or other equity linked stock awards or compensation for any equity securities of the Company, other than the Non-Voting Common Stock and the Common Stock to be issued upon the exercise of stock options and warrants outstanding as of the date hereof and listed on Schedule 3.2.

              7.1.4 From and after the Closing Date, the Company shall not, without the prior written consent of the Purchaser (so long as the Purchaser and its Affiliates and Associates hold, in the aggregate, 50% or more of the Shares and/or Common Stock issued upon conversion of the Shares), issue any shares of Common Stock or debt or equity securities convertible directly or indirectly into shares of Common Stock or any other security which entitles its holder to any voting right, other than the Non-Voting Common Stock and the Common Stock to be issued upon the exercise of stock options and warrants outstanding as of the date hereof and listed on Schedule 3.2; provided that all outstanding options may be exercised for common stock notwithstanding any change in the exercise price therefor, and if any outstanding options are cancelled or terminated for any reason the Company may issue options to purchase an equal number of shares of Common Stock (at a price to be determined by the Company) without the consent of the Purchaser.

          7.2 Covenant of HHB. HHB agrees through the Closing to vote all of its shares of the Company in favor of the transactions contemplated by this Agreement.

          7.3 Mutual Covenant of the Company, HHB and the Purchaser. The Company, HHB and the Purchaser shall each indemnify the other party from any claim by any broker or finder based upon arrangements made by or on behalf of the indemnifying party or any of his or its Affiliates in connection with this Agreement or the transactions contemplated hereby.

     8. MISCELLANEOUS

          8.1 Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. If any California law or laws shall require or permit the application of the laws of any other jurisdiction to this Agreement, such California law or laws shall be disregarded with the effect that the remaining laws of the State of California shall nonetheless be applied.

          8.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for the applicable statute of limitations period and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any party hereto. Any party signing this Agreement shall be entitled to specifically enforce its rights under the Agreement (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law or equity.

          8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

          8.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          8.5 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.6 Amendment and Waiver. Any term of this Agreement may be amended with the written consent of the Company and the Purchaser and, if made to Sections 2, 5, 6.2, 7.2 or 8, also of HHB. The observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) in writing by the party entitled to the benefit of such term.

          8.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto or any subsequent holder of any Securities or any securities that may be issued on conversion or exercise of the Securities upon any breach, default or noncompliance of any other party under this Agreement or under the Certificate of Incorporation or Bylaws of the Company shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on any party's part of or to any breach, default or noncompliance under this Agreement or under the Certificate of Incorporation or Bylaws of the Company or any waiver on any party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing; and all remedies, either under this Agreement, the Certificate of Incorporation or Bylaws, any law, or otherwise afforded to any party, shall be cumulative and not alternative.

          8.8 Notices, etc. All notices and other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by telecopier, Federal Express or registered or certified mail, return receipt requested, postage prepaid, addressed to the party to which it is directed at the address set forth below. Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent, if sent by Federal Express, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail, postage prepaid, return receipt requested. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

          8.9 Titles and Subtitles, Number and Gender. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever the context requires, the plural shall include the singular and the reverse and each gender shall include the others.

          8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          8.11 Arbitration. Any controversy arising out of or relating to this Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Chicago, Illinois. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

          8.12 Termination. If the transactions contemplated by this Agreement have not been completed by December 31, 2001, it may be terminated by any of the parties without notice.

                      The next page is the signature page.

                  In witness whereof, this Securities Purchase Agreement is executed by the Company and Purchaser, and, as to Recital C and Sections 2, 5, 6.2, 7.2 and 8, by HHB, as of this 20th day of December, 2001.

                    Company:           NATURADE, INC.



                                       By        /s/ Bill D. Stewart
                                                 ______________________________
                                                 Bill D. Stewart
                                                 President and
                                                 Chief Executive Officer
                                                 14370 Myford Road
                                                 Irvine, California 92606
                                                 Telecopy Number: (714) 573-3494

                    Purchaser:         WESTGATE EQUITY PARTNERS, L.P.

                                                 By       WESTGATE GROUP, LLC,
                                                          its General Partner

                                                      By: /s/ Robert V. Vitale
                                                          _____________________
                                                          Robert V. Vitale
                                                          Manager


                                                 One Magna Place, Suite 650
                                                 1401 South Brentwood Blvd.
                                                 St. Louis, MO   63144
                                                 Telecopy Number:  314-918-7337


                      HHB:             HEALTH HOLDINGS &
                                       BOTANICALS, LLC


                                       By        /s/ Lionel P. Boissiere
                                                 ______________________________
                                                 Lionel P. Boissiere
                                                 President
                                                 330 Primrose Road, Suite 500
                                                 Burlingame, CA  94104
                                                 Telecopy Number: (650) 685-8711

                         List of Exhibits and Schedules
                         ------------------------------

Naturade agrees to supplementally furnish a copy of any of the following exhibits upon the request of the Commission.

                                       Exhibits
                                       --------


Exhibit A          Certificate of Designation of Series B Convertible Preferred Stock

Exhibit B          Warrant Certificate

Exhibit C          Registration Rights Agreement

Exhibit D          Form of Certificate of Amendment to Certificate of Incorporation

Exhibit E          Management Services Agreement

Exhibit F          Modified Lending Agreement

Exhibit G          Form of Opinion of Sheppard, Mullin, Richter & Hampton LLP

Exhibit H          Voting Agreement Between Westgate and HHB

Exhibit I          Form of Employment Agreement Between the Company and Bill D. Stewart

Exhibit J          Form of amendment No. 2 to Finance Agreement


                                       SCHEDULES


Schedule 3.1              Certificate of Incorporation and Bylaws

Schedule 3.2              Options and Warrants

Schedule 3.6              Exceptions to Compliance With Other Instruments

Schedule 3.8              Exceptions to Title to Assets

Schedule 3.9              Intellectual Property

Schedule 3.13             Tax Matters

Schedule 3.17             Customers and Vendors

Schedule 3.19             Standard Terms and Conditions of Sale
